Exhibit 10.44.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement (“Amendment”) dated as of March 20, 2006, is made with reference to the Credit Agreement dated as of October 14, 2005, by and among KEYSTONE AUTOMOTIVE INDUSTRIES, INC., a California corporation (“Borrower”), the lenders that are party thereto (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Administrative Agent”), as Administrative Agent for the Lenders (as amended from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement.

RECITALS

A. Borrower has requested that the Lenders (i) agree to permit LIBOR Periods of 7 day and 14 day durations and (ii) increase the maximum amount available for Swing Line Loans to $10,000,000.

B. Subject to the terms and conditions contained herein, the Lenders have agreed to such requested changes and to otherwise amend the Loan Documents as set forth below.

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower, the Lenders and the Administrative Agent agree as follows:

1.	AMENDMENTS OF CREDIT AGREEMENT

1.1 Section 1.1 – Revised Definition. The defined term “LIBOR Period” contained in Section 1.1 of the Credit Agreement is amended and restated to read as follows:

“LIBOR Period” means, as to each LIBOR Rate Advance comprising part of the same Borrowing, the period commencing on the date specified by Borrower pursuant to Section 2.1(c) and ending 7 or 14 days or 1, 2, 3 or 6 months (or, with the written consent of all of the Lenders, any other period) thereafter, as specified by Borrower in the applicable Request for Borrowing or Request for Continuation/Conversion provided that:

(a) The first day of any LIBOR Period shall be a LIBOR Banking Day;

(b) Any LIBOR Period that would otherwise end on a day that is not a LIBOR Banking Day shall be extended to the immediately succeeding LIBOR Banking Day unless such LIBOR Banking Day falls in another calendar month, in which case such LIBOR Period shall end on the immediately preceding LIBOR Banking Day; and

(c) No LIBOR Period for any LIBOR Rate Advance shall extend beyond the Maturity Date.

1.2 Section 2.11 – Swing Line. The reference in Section 2.11(a)(ii) to “$5,000,000” as the maximum aggregate amount of permitted Swing Line Outstandings is deleted and replaced with “$10,000,000.”

1.3 Exhibits E and F – Requests for Borrowing and Continuation/Conversion. Exhibits E (Request for Borrowing) and F (Request for Continuation/Conversion) to the Credit Agreement are amended in full as attached hereto as Annexes 1 and 2, respectively.

2.	CONDITIONS PRECEDENT

This Amendment shall become effective on such date as each of the following conditions precedent shall have been satisfied in form and substance reasonably satisfactory to the Administrative Agent (the “Effective Date”).

2.1 Documentation. Borrower shall have delivered or caused to be delivered to the Administrative Agent, at Borrower’s sole cost and expense, the following, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent:

(a) The executed original of this Amendment;

(b) A duly executed replacement Swing Line note by Borrower in favor of the Swing Line Lender reflecting the increase in the maximum amount available for advances under the Swing Line; and

(c) Such additional agreements, certificates, reports, approvals, instruments, documents, consents and/or reaffirmations as the Administrative Agent may reasonably request.

2.2 Representations and Warranties. All of Borrower’s representations and warranties contained herein shall be true and correct on and as of the date of execution hereof.

3.	REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to the Lenders as of the date hereof, which representations and warranties shall survive the execution, termination or expiration of this Amendment and shall continue in full force and effect until the full and final satisfaction and discharge of all obligations of Borrower to the Lenders under the Credit Agreement and the other Loan Documents:

3.1 Reaffirmation of Prior Representations and Warranties. Borrower hereby reaffirms and restates as of the date hereof, all of the representations and warranties made by Borrower in the Credit Agreement and the other Loan Documents, except to the extent such representations and warranties specifically relate to an earlier date.

3.2 No Default. After giving effect to this Amendment, no Default or Event of Default has occurred and remains in effect under any of the Loan Documents.

3.3 Due Execution. The execution, delivery and performance of this Amendment and any instruments, documents or agreements executed in connection herewith are within the powers of Borrower, have been duly authorized by all necessary action, and do not contravene any law or the articles of incorporation or bylaws of Borrower, result in a breach of, or constitute a default under, any contractual restriction, indenture, trust agreement or other instrument or agreement binding upon Borrower.

3.4 No Further Consent. The execution, delivery and performance of this Amendment and any documents or agreements executed in connection herewith do not require any consent or approval not previously obtained of any stockholder, beneficiary or creditor of Borrower.

3.5 Binding Agreement. This Amendment and each of the other instruments, documents and agreements executed in connection herewith constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws or equitable principles relating to or limiting creditors’ rights generally.

4.	MISCELLANEOUS

4.1 Further Assurances. Borrower, at its sole cost and expense, agrees to execute and deliver all documents and instruments and to take all other actions as may be specifically provided for herein and as may be required in order to consummate the purposes of this Amendment. Borrower shall diligently and in good faith pursue the satisfaction of any conditions or contingencies in this Amendment.

4.2 No Third Parties. Except as specifically provided herein, no third party shall be benefited by any of the provisions of this Amendment; nor shall any such third party have the right to rely in any manner upon any of the terms hereof, and none of the covenants, representations, warranties or agreements herein contained shall run in favor of any third party.

4.3 Time is of the Essence. Time is of the essence for the performance of all obligations and the satisfaction of all conditions of this Amendment. The parties intend that all time periods specified in this Amendment shall be strictly applied, without any extension (whether or not material) unless specifically agreed to in writing by all parties hereto.

4.4 Costs and Expenses. In addition to the obligations of Borrower under the Credit Agreement, Borrower agrees to pay all costs and expenses (including without limitation reasonable attorneys’ fees) expended or incurred by the Administrative Agent in connection with the negotiation, documentation and preparation of this Amendment and any other documents executed in connection herewith, and in carrying out the terms of this Amendment, whether incurred before or after the Effective Date.

4.5 Integration; Interpretation. The Loan Documents, including this Amendment and the documents, instruments and agreements executed in connection herewith, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations, discussions and correspondence. The Loan Documents shall not be modified except by written instrument executed by all parties.

4.6 Counterparts and Execution. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. However, this Amendment shall not be binding on Lenders until all parties have executed it.

4.7 Non-Impairment of Loan Documents. On the date all conditions precedent set forth herein are satisfied in full, this Amendment shall be a part of the Credit Agreement. Except as expressly provided in this Amendment or in any other document, instrument or agreement executed by the Administrative Agent or either of the Lenders, all provisions of the Loan Documents shall remain in full force and effect, and the Administrative Agent and the Lenders shall continue to have all of their rights and remedies under the Loan Documents.

4.8 Successors and Assigns. The terms of this Amendment shall be binding upon and inure to the benefit of the successors and assigns of the parties to this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first set forth above.

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.,	WELLS FARGO BANK, NATIONAL ASSOCIATION,
a California corporation	as Administrative Agent for the Lenders

By:	By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	By:
Name:
Title:

Annex 1

EXHIBIT E

REQUEST FOR BORROWING

1. This REQUEST FOR BORROWING is executed and delivered by Keystone Automotive Industries, Inc., a California corporation (“Borrower”), to Wells Fargo Bank, National Association, as Administrative Agent, pursuant to that certain Credit Agreement (as amended, modified or extended, the “Agreement”) dated as of October 14, 2005, among Borrower, the Lenders that are parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders. Any terms used herein and not defined herein shall have the meanings set forth for such terms in the Agreement.

2. Borrower hereby requests that the Lenders make a Borrowing to Borrower pursuant to the Agreement as follows:

(a)	AMOUNT OF REQUESTED BORROWING: $

(b)	DATE OF REQUESTED BORROWING:

(c)	TYPE OF INTEREST RATE (Check one box only):

☐	ALTERNATE BASE RATE ADVANCE

☐	LIBOR ADVANCE, FOR A LIBOR PERIOD OF [DAYS] [MONTH(S)][1]

3. In connection with this request, Borrower certifies that:

(a) With respect to Borrowings under the Facility only, after giving effect to such Borrowing, Facility Usage will not exceed the applicable aggregate amount of the Commitments;

(b) Except (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by the Agreement or (ii) as disclosed by Borrower and approved in writing by the Required Lenders, the representations and warranties contained in Article 4 of the Agreement (other than Sections 4.4(a), 4.6 (first sentence), and 4.10) will be true and correct in all material respects both immediately before and after giving effect to such Borrowing, as though such representations and warranties were made on and as of that date;

(c) No Default exists, or will result from such requested Borrowing or from the application of proceeds thereof;

(d) No circumstance or event has occurred that constitutes a Material Adverse Effect since April 1, 2005; and

[1]	Specify whether 7 or 14 days or 1, 2, 3 or 6-month LIBOR Period.

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Annex 1

(e) other than matters described in Schedule 4.10 or subsections (a), (b) or (c) of Section 4.10 of the Agreement, there is not any pending or threatened action, suit, proceeding or investigation against or affecting Borrower or any other Obligor or any Property of any of them before any Governmental Agency (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve the Agreement or any of the other Loan Documents.

4. This Request for Borrowing is executed on                     ,             , by a Responsible Official of Borrower. The undersigned, in such capacity, hereby certifies, on behalf of Borrower, each and every matter contained herein to be true and correct.

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.,
a California corporation

By:

[Printed name and title]

2

Annex 2

EXHIBIT F

REQUEST FOR CONTINUATION/CONVERSION

1. This REQUEST FOR CONTINUATION/CONVERSION is executed and delivered by KEYSTONE AUTOMOTIVE INDUSTRIES, INC., a California corporation (“Borrower”), to WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, pursuant to that certain Credit Agreement (as amended, modified or extended, the “Agreement”) dated as of October 14, 2005, among Borrower, the Lenders that are parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Any terms used herein and not defined herein shall have the meanings set forth for such terms in the Agreement.

2. Pursuant to Section 2.4 of the Agreement, Borrower hereby irrevocably requests the [Continuation] [Conversion] of the Advances specified herein, as follows:

(a) The date of [Continuation] [Conversion] is                     , which is a [Banking Day] [LIBOR Banking Day which is the last day of the applicable LIBOR Period].

(b) The [Continuation] [Conversion] is with respect to the Facility.

(c) The amount of the Advances to be [Converted] [Continued] is $                    .

(d) Type of Conversion/Continuation being requested (check all boxes that apply):

☐	Alternate Base Rate Advance of $ Converted to a LIBOR Rate Advance for an LIBOR Period of [one] [two] [three] [six] month[s].

☐	LIBOR Rate Advance of $ Converted to an Alternate Base Rate Advance.

☐	LIBOR Rate Advance of $ with an LIBOR Period of [7 days] [14 days] [one] [two] [three] [six] [month[s] [Converted to] [Continued as] a LIBOR Rate Advance with an LIBOR Period of [7 days] [14 days] [one] [two] [three] [six] [month[s].

3. In connection with this request, Borrower certifies that:

(a) Except (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by the Agreement or (ii) as disclosed by Borrower and approved in writing by the Required Lenders, the representations and warranties contained in Article 4 of the Agreement (other than Sections 4.4(a), 4.6 (first sentence), and 4.10) will be true and correct in all material respects both immediately before and after giving effect to such [Conversion] [Continuation], as though such representations and warranties were made on and as of that date;

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Annex 2

(b) No Default exists, or will result from such requested [Conversion] [Continuation];

(c) No circumstance or event has occurred that constitutes a Material Adverse Effect since April 1, 2005; and

(d) other than matters described in Schedule 4.10 or subsections (a), (b) or (c) of Section 4.10 of the Agreement, there is not any pending or threatened action, suit, proceeding or investigation against or affecting Borrower or any other Obligor or any Property of any of them before any Governmental Agency (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve the Agreement or any of the other Loan Documents.

4. This Request for Continuation/Conversion is executed on                     ,             , by a Responsible Official of Borrower. The undersigned, in such capacity, hereby certifies, on behalf of Borrower, each and every matter contained herein to be true and correct.

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.,
a California corporation

By:

[Printed name and title]

2